UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 13, 2018 (September 12, 2018)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 839-0095

2117 SW Highway 484, Ocala FL 34473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Stockholders for 2018 was held on September 12, 2016. The requisite quorum for the meeting of 40.0% was present. At the meeting, stockholders voted as follows:

Election of Directors:

Nominees	For	Withheld	Broker Non-Votes
Thomas K. Equels	6,785,002	438,414	20,251,473
William M. Mitchell	6,580,686	642,730	20,251,473
Stewart L. Appelrouth	6,604,535	618,881	20,251,473

Ratification of the selection of Morrison, Brown, Argiz & Farra, LLC as our independent accountants:

For: 23,397,400	Against: 1,088,279	Abstain: 2,989,210

Advisory, non-binding, vote on approval of the compensation of the Company’s Named Executive Officers:

For: 5,422,897	Against: 1,325,480	Abstain: 475,039

The following votes were cast with regard to approval the Hemispherx 2018 Equity Incentive Plan:

For: 4,807,712	Against: 1,944,762	Abstain: 470,942

The following votes were cast with regard to approval of the Company’s name change:

For: 20,324,225	Against: 3,974,825	Abstain: 3,175,839

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

September 13, 2018	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO